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                              UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported): April 30, 1997

                           CASA OLE RESTAURANTS, INC.

             (Exact name of registrant as specified in its charter)




          TEXAS                     0-28234                 76-0493269

(State or other jurisdiction       (Commission           (I.R.S. Employer
    of incorporation)              File Number)        Identification Number)



                                 1135 Edgebrook
                              Houston, Texas 77034
                    (Address of principal executive offices)



                                 (713) 943-7574
                          (Registrant's Telephone No.)



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ITEM 5.       OTHER EVENTS.

       On April 30, 1997, Casa Ole Restaurants, Inc. (the "Registrant") entered into a non-binding letter of intent with Monterey's Acquisition Corp. ("Monterey's") and River Associates, LLC to purchase all of the outstanding capital stock of Monterey's from River Associates, LLC and the other shareholders of Monterey's for a total consideration of approximately $11,000,000, which would consist of the Registrant's assumption of approximately $7,000,000 of senior and subordinated debt and the Registrant's payment to the Monterey's shareholders of approximately $4,000,000 in cash.
The purchase price payable by the Registrant will be subject to adjustments based on the outstanding debt and working capital deficit of Monterey's at the time of the closing of the acquisition.

       The transaction is subject to the negotiation and execution of a definitive purchase agreement, and the parties presently contemplate that the transaction will be completed in July or August, 1997.

       Monterey's owns and operates a total of twenty-six Mexican restaurants in Texas and Oklahoma, principally under the names "Monterey's Tex-Mex Cafe(R)" and "Monterey's Little Mexico(R)".





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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

       (c)    Exhibits.

              2 Non-binding letter of intent dated April 29, 1997 between Casa Ole Restaurants, Inc., Monterey's Acquisition Corp. and River Associates, LLC.

              20     Press release issued May 2, 1997.





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                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  CASA OLE RESTAURANTS, INC.


Dated:  May 7, 1997               By: /s/ STACY M. RIFFE
                                      -----------------------------------
                                  Printed Name: STACY M. RIFFE
                                                -------------------------
                                  Title: Vice President, Chief Financial
                                          Officer
                                        ---------------------------------




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                                 EXHIBIT INDEX



Exhibit
Number        Description
--------      -----------
       2      Non-binding letter of intent dated April 29, 1997 between Casa
              Ole Restaurants, Inc., Monterey's Acquisition Corp. and River
              Associates, LLC.

       20     Press release issued May 2, 1997.